Exhibit 99.1

                         Agribrands International, Inc.



To: Editor                                          From: Investor Relations
                                                    (314) 812-0590


               Agribrands Shareholders Approve Merger with Cargill


     FOR IMMEDIATE RELEASE: St. Louis, Missouri, April 26, 2001 . . . At the Special Shareholder Meeting of Agribrands International, Inc. today, Agribrands' shareholders approved the Agreement and Plan of Merger with Cargill. Agribrands will become a wholly-owned subsidiary of Cargill as a result of the merger.

     Cargill and Agribrands expect the merger to close at the close of business on Monday, April 30, 2001.

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